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                                                                     EXHIBIT 23


                        COBITZ, VANDENBERG & FENNESSY

                         CERTIFIED PUBLIC ACCOUNTANTS
                     9944 SOUTH ROBERTS ROAD - SUITE 202
                         PALOS HILLS, ILLINOIS 60465

                     (708) 430-4106 - FAX (708) 430-4499







                       CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in Registration Statement Nos. 33-58256 and 33-68538 of SuburbFed Financial Corp. on the respective Form S-8's of our report dated February 6, 1998 appearing in this Annual Report on Form 10-K of SuburbFed Financial Corp. for the year ended December 31, 1997.





                                     /s/ Cobitz, VandenBerg & Fennessy

                                     Cobitz, VandenBerg & Fennessy


March 25, 1998
Palos Hills, Illinois